                                                                   Exhibit 4.5


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

THIS SECURITY IS A TEMPORARY REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 2.01 OF THE INDENTURE, INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL SECURITY OR IN A PERMANENT REGULATION S GLOBAL SECURITY EXCEPT AS SET FORTH IN THE INDENTURE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO

A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND, IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REVOKED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                     TEMPORARY REGULATION S GLOBAL SECURITY

                               MTS, INCORPORATED

                    9 3/8% Senior Subordinated Note due 2005

                                                            CUSIP No. U60754AA3

No. 2                                                                $5,280,000

     MTS, INCORPORATED, a California corporation (the "COMPANY", which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of Five Million Two Hundred Eighty Thousand Dollars, on May 1, 2005.

     Interest Payment Dates: May 1 and November 1 commencing on November 1,
1998.

     Interest Record Dates: April 15 and October 15.

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                       MTS, INCORPORATED



                                       By:   /s/ DeVaughn D. Searson
                                          ------------------------------------
                                          Name:  DeVaughn D. Searson
                                          Title: Chief Financial Officer


                                       By:   /s/ Sandra L. Cortes
                                          ------------------------------------
                                          Name:  Sandra Cortes
                                          Title: Assistant Secretary

Dated:  April 23, 1998

     This is one of the 9 3/8% Senior Subordinated Notes due 2005 described in the within-mentioned Indenture.

Dated: April 23, 1998

                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CALIFORNIA, N.A.,
                                        as Trustee



                                       By:  /s/ Mark Henson
                                          -----------------------------------
                                          Authorized Signatory

                             (REVERSE OF SECURITY)

                               MTS, INCORPORATED


                    9 3/8 Senior Subordinated Note due 2005


1.   INTEREST.

     MTS, INCORPORATED, a California corporation (the "Company") promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing on November 1, 1998. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.   METHOD OF PAYMENT.

     The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

     Initially, STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.   INDENTURE.

     The Company issued the Securities under an Indenture, dated as of April 23, 1998 (the "INDENTURE"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized Issue of Securities of the Company designated as its 9 3/8% Senior Subordinated Notes due 2005 (the "INITIAL SECURITIES"), limited in aggregate principal amount to $110,000,000, which may be issued under the Indenture. The Securities include the Initial Securities, the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities (as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

5.   OPTIONAL REDEMPTION.

     1. (a) The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on May 1 of the years indicated below:

          Year           Percentage
          ----           ----------
          2002           104.688%
          2003           102.344%
          2004           100.000%

     2. (b) Prior to May 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Securities at a redemption price equal to 109.375% of the principal amount thereof plus accrued and unpaid interest to the redemption date; PROVIDED, HOWEVER, that after any such redemption, at least 65% of the aggregate principal amount of the Securities originally issued would remain outstanding immediately after giving effect to such redemption (excluding any Securities held by the Company or any of its Affiliates). Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of an Equity Offering. The Company shall effect such redemption on a pro rata basis.

6.   NOTICE OF REDEMPTION.

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

     If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.   CHANGE OF CONTROL OFFER.

     Following the occurrence of a Change of Control (the date of such occurrence being the "CHANGE OF CONTROL DATE"), the Company shall, within 60 days after the Change of Control Date, be required to offer to purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

8.   LIMITATION ON DISPOSITION OF ASSETS.

     The Company is, subject to certain conditions and certain exceptions, obligated to offer to purchase the Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such purchase (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

9.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.  PERSONS DEEMED OWNERS.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  UNCLAIMED FUNDS.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

     The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.  RESTRICTIVE COVENANTS.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to sell assets, to permit restrictions on dividends and other payments by Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

15.  DEFAULTS AND REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.  TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or its Affiliates as if it were not the Trustee.

17.  NO RECOURSE AGAINST OTHERS.

     No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.  AUTHENTICATION.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.  ABBREVIATIONS AND DEFINED TERMS.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee of Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.  REGISTRATION RIGHTS.

     Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 9 3/8% Senior Subordinated Note due 2005 of the Company which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain liquidated damages in the form of additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

22.  GOVERNING LAW.

     The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                                  ASSIGNMENT FORM


I or we assign and transfer this Security to _________________________________
______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint ______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_____________________          Signed:__________________________________
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:

___________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, check the appropriate box:

     Section 4.06 [     ]            Section 4.13 [     ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.13 of the Indenture, state the amount: $______________________


Dated:____________________      Your Signature:_______________________________
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:

________________________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)